Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Lilium N.V. of our report dated May 5, 2021 relating to the financial statements of Lilium GmbH, which appears in Lilium N.V.’s Registration Statement on Form F-1 (No. 333-259889). We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Munich, Germany

November 18, 2021

PricewaterhouseCoopers GmbH

Wirtschaftsprüfungsgesellschaft

/s/ Katharina Deni	/s/ Alexander Fiedler
Katharina Deni	Alexander Fiedler
Wirtschaftsprüfer	Wirtschaftsprüfer
(German Public Auditor)	(German Public Auditor)